Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73327 of Unitil Corporation on Form S-8 of our report dated June 27, 2024, appearing in this Annual Report on Form 11-K of Unitil Corporation Tax Deferred Savings and Investment Plan for the year ended December 31, 2023.

/s/ BERRY DUNN MCNEIL & PARKER, LLC

Waltham, Massachusetts

June 27, 2024

Maine • New Hampshire • Massachusetts • Connecticut • West Virginia • Arizona • Puerto Rico

berrydunn.com